Exhibit 24.1


                               POWERS OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joe R. Lee, Clarence Otis and Paula J. Shives, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more registration statements on Form S-8 for the registration of up to 3,900,000 shares of common stock, without par value, of Darden Restaurants, Inc. issuable pursuant to the Stock Plan for Directors, the Compensation Plan for Non-Employee Directors and the Restaurant Management and Employee Stock Plan of 2000, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Signature                        Title                              Date

/s/ Joe R. Lee            Director, Chairman of the             March 19, 2001
Joe R. Lee                Board and Chief Executive
                          Officer (principal executive
                          officer)

/s/ Clarence Otis, Jr.    Senior Vice President - Chief         March 20, 2001
Clarence Otis, Jr.        Financial Officer (principal
                          financial and accounting
                          officer)


/s/ Bradley D. Blum       Director                              March 20, 2001
Bradley D. Blum

/s/ Daniel B. Burke       Director                              March 9, 2001
Daniel B. Burke

/s/ Odie C. Donald        Director                              March 8, 2001
Odie C. Donald


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/s/ Julius Erving, II     Director                              March 11, 2001
Julius Erving, II

/s/ Richard E. Rivera     Director                              March 20, 2001
Richard E. Rivera

/s/ Michael D. Rose       Director                              March 15, 2001
Michael D. Rose

/s/ Hector de J. Ruiz     Director                              March 15, 2001
Hector de J. Ruiz

/s/ Maria A. Sastre       Director                              March 14, 2001
Maria A. Sastre

/s/ Jack A. Smith         Director                              March 14, 2001
Jack A. Smith

/s/ Blaine Sweatt, III    Director                              March 19, 2001
Blaine Sweatt, III

/s/ Rita P. Wilson        Director                              March 9, 2001
Rita P. Wilson